Exhibit 99.1

TUMBLEWEED COMMUNICATIONS REPORTS
FINANCIAL RESULTS FOR FIRST QUARTER 2008
Achieves Non-GAAP Net Income; GAAP Loss Narrows

REDWOOD CITY, Calif.—May 1, 2008—Tumbleweed® Communications Corp. (Nasdaq: TMWD), an industry leader in managed file transfer and email security, today reported financial results for its first quarter ended March 31, 2008. These results included revenue growth, generation of cash, a strong contribution from IP licensing fees, increased orders for core products, and continued improvement in channel contribution.

Revenue was $15.3 million for the quarter ended March 31, 2008, compared to $15.0 million for the same period last year. Non-GAAP net income for the first quarter of 2008 was $444,000, or $0.01 per share, compared to a non-GAAP net loss of $368,000, or $(0.01) per share, in the first quarter of 2007.  Non-GAAP results exclude expenses for stock-based compensation and intangible asset amortization of a combined $1.6 million for the first quarter of 2008 and a combined $1.5 million for the first quarter of 2007. On a GAAP basis, the net loss for the first quarter of 2008 was $1.1 million, or $(0.02) per share, compared to a net loss of $1.9 million, or $(0.04) per share, for the first quarter of 2007.  A reconciliation of GAAP and non-GAAP results is presented in the tables below.  Cash and cash equivalents were $28.5 million at March 31, 2008, an increase of $2.2 million from $26.3 million at December 31, 2007.

“We had solid results this quarter–there was 21 percent year-over-year growth in orders for our core products and we built backlog.  I’m encouraged that we’re beginning to reap rewards from the groundwork we laid in 2007 and our Q1 results reflect this,” said James P. Scullion, Chief Executive Officer of Tumbleweed. “We exceeded our goals for top and bottom line results, and added to our cash position.   We had a strong contribution from the licensing of our intellectual property, and we continued to increase the amount of business being done with our channel partners, a key initiative for us in 2008.”

“Although the current economic climate is challenging, we’re optimistic about the opportunity we see, and we remain focused on continually improving our financial performance,” continued Scullion. “Our balance sheet strengthened considerably during the quarter as we generated more than $2 million in cash, decreased collection cycles and maintained a strong level of deferred revenues.”

Product revenue for the first quarter of 2008 was $5.0 million, compared to $5.9 million in the first quarter of 2007. Service revenue for the first quarter of 2008 was $8.2 million, compared to $9.0 million in the first quarter of 2007.  Revenue from intellectual property was $2.1 million in the first quarter of 2008, as compared to $96,000 in the first quarter of 2007. Backlog at March 31, 2008, which includes deferred revenue, increased by $1.6 million from the level at December 31, 2007.

Recent Highlights

•
Tumbleweed’s core products represented 89% of non-intellectual property revenue for the quarter ended March 31, 2008, as compared to 88% in the first quarter of 2007 and 84% in the fourth quarter of 2007. These core products include award-winning SecureTransport™, Secure Messenger™ and MailGate®, a suite of managed file transfer and email security solutions that enable customers to safely utilize the Internet for mission-critical communications.

•
Tumbleweed’s channel partners delivered 52% of the company’s non-renewal commercial bookings for the first quarter of 2008 compared with 29% for the first quarter of 2007.  New channel partners in the first quarter included Dimension Data and Gotham Technology Group in the U.S., DNS Arrow in Europe, Sigma 5 in Australia, NetEdge Computing Solutions, Nortech Infonet, SoftCell Technologies, and Texport Technologies in India and ACW Distribution and Avnet Azure in Malaysia.

•
Tumbleweed announced the launch of the FTP Analyzer, a diagnostic tool that effectively detects and reports rogue and unsecured FTP (File Transfer Protocol) traffic.  As file sizes have grown, FTP has emerged as a new target for security attacks, and numerous high-profile data breaches have occurred.  The FTP Analyzer provides IT departments with the ability to monitor FTP activity on their networks, and assess their need for a managed file transfer solution.

•
Tumbleweed announced the availability of SecureTransport version 4.8.  SecureTransport enables enterprises to securely exchange files of any size over the Internet.  SecureTransport 4.8 includes key new features such as delegated administration, enhanced security, expanded platform options and support for a Fiber SAN Card with 4.8 appliances.

Financial Outlook

Second Quarter of 2008:

•	Tumbleweed currently expects total revenue for the second quarter of 2008 to be between $14.5 million and $16.0 million.

•
Non-GAAP results are expected to range from $(0.01) to $0.01 per share. Non-GAAP results exclude expected costs for stock-based compensation expense of $(0.03) per share for the second quarter of 2008.

•	GAAP results are expected to range from $(0.04) to $(0.02) per share.

•	Per share amounts are based on an estimated 51.2 million basic and 53.1 million fully diluted shares outstanding.

Conference Call Information:
Tumbleweed management will host a conference call on Thursday, May 1, 2008 at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss the first quarter 2008 results. The call can be accessed by dialing (800) 366-3908 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available after 5:00 p.m. PDT on May 1, 2008 through May 14, 2008 by dialing (800) 405-2236 and entering pass code 11111876#. The conference call and supplemental financial information will also be available on the investor relations portion of the Tumbleweed website.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that could cause actual results to differ materially from those currently expected, particularly with respect to Tumbleweed’s financial outlook for the second quarter of 2008 (including estimated revenue, loss, loss per share, income and income per share on both a GAAP and a non-GAAP basis), as well as Tumbleweed’s beliefs about its opportunities, improved financial performance, and future growth and success. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 17, 2008 and such filings for the periods referred to above, to be filed subsequently.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein as of a later date.

Non-GAAP Information
The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes amortization of intangible assets and stock-based compensation expense. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses and comparing Tumbleweed’s performance with that of its competitors. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

About Tumbleweed
Tumbleweed Communications Corp. (NASDAQ:TMWD), an industry leader in managed file transfer and email security, provides enterprise-class solutions to organizations of all sizes. Tumbleweed's innovative products enable organizations to effectively manage and protect business-critical Internet communications, with capabilities that span secure file transfer, encryption, data loss prevention, and email security. Tumbleweed has more than 3,300 customers worldwide, including blue-chip companies across an array of industries such as Technology, Retail, Finance, Healthcare, Manufacturing, Consumer Packaged Goods, Telecom, Energy, and the U.S. Government. The world's most security conscious organizations rely upon Tumbleweed technology including Bank of America Securities, JP Morgan Chase & Co., the U.S. Food and Drug Administration, and the U.S. Department of Defense. Tumbleweed's award-winning products build on 14 years of R&D and 27 security patents in the U.S. alone -- many of which are licensed by other security vendors. More information can be found at www.tumbleweed.com.

Tumbleweed, SecureTransport, Secure Messenger and MailGate are either registered trademarks or trademarks of Tumbleweed Communications Corp. in the United States and/or other countries. All other trademarks are the property of their respective owners.

Contact:
Tumbleweed Communications Corp.
Dan Matsui, 949-474-4300 (Investor Relations)
d.matsui@allencaron.com
or
SHIFT Communications
Dan Gould, 415-591-8428 (Media Relations)
dgould@shiftcomm.com

[Financial tables next pages]

Tumbleweed Communications Corp.
Condensed Consolidated Statements of Operations
March 31, 2008
(in 000s, except per share data)
	Three Months Ended
	March 31,
	(unaudited)
	2008	2007
REVENUES
Product revenue	$4,998	$5,897
Service revenue	8,212	9,022
Intellectual property and other revenue	2,050	96
NET REVENUE	15,260	15,015

COST OF REVENUE
Cost of product revenue	1,370	1,756
Provision for excess inventory	-	164
Cost of service revenue (1)	1,746	1,899
Amortization of intangible assets	201	234

GROSS PROFIT	11,943	10,962

OPERATING EXPENSES
Research and development (1)	3,857	3,896
Sales and marketing (1)	6,595	6,617
General and administrative (1)	2,793	2,487
Amortization of intangible assets	32	183

TOTAL OPERATING EXPENSES	13,277	13,183

OPERATING LOSS	(1,334)	(2,221)
Other income, net	224	339

NET LOSS BEFORE TAXES	(1,110)	(1,882)
Provision for income taxes	25	13

NET LOSS	$(1,135)	$(1,895)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.02)	$(0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	51,150	50,840
DILUTED	51,150	50,840

RECONCILIATION TO NON-GAAP NET INCOME (LOSS)

NET LOSS	$(1,135)	$(1,895)
Stock-based compensation expense	1,346	1,110
Amortization of intangible assets	233	417
NON-GAAP NET INCOME (LOSS)	$444	$(368)

NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	$0.01	$(0.01)
NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	$0.01	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	51,150	50,840
DILUTED	52,193	50,840

(1) Stock-based compensation expense is classified as follows:

Cost of service revenue	$38	$26
Research and development	274	303
Sales and marketing	400	220
General and administrative	634	561
	$1,346	$1,110

Tumbleweed Communications Corp.
Condensed Consolidated Balance Sheets
March 31, 2008
(in 000s)

	3/31/2008	12/31/2007
ASSETS	(unaudited)	(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$28,517	$26,299
Accounts receivable, net	9,273	13,074
Other current assets	2,750	1,733

TOTAL CURRENT ASSETS	40,540	41,106

Goodwill	48,074	48,074
Intangible assets, net	-	233
Property and equipment, net	2,096	2,038
Other assets	392	385

TOTAL ASSETS	$91,102	$91,836

LIABILITIES & EQUITY
CURRENT LIABILITIES
Accounts payable	$288	$820
Accrued liabilities	6,189	6,795
Deferred revenue	21,674	20,996

TOTAL CURRENT LIABILITIES	28,151	28,611

LONG TERM LIABILITIES
Deferred revenue, excluding current portion	4,814	5,401
Other long term liabilities	13	13

TOTAL LONG TERM LIABILITIES	4,827	5,414

TOTAL LIABILITIES	32,978	34,025

STOCKHOLDERS' EQUITY
Common stock	52	52
Additional paid-in capital	366,514	365,155
Treasury stock	(796)	(796)
Accumulated other comprehensive income	183	94
Accumulated deficit	(307,829)	(306,694)

TOTAL STOCKHOLDERS' EQUITY	58,124	57,811

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$91,102	$91,836